UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Vicapsys Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56145	91-1930691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024
(Address of principal executive offices, including ZIP code)

(972) 891-8033

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	NA

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2023, we entered into a securities purchase agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a promissory note in the principal amount of $330,000 (the “note”) to AJB pursuant to the SPA for an purchase price of $303,600. The loan closed and was funded on June 28, 2023. We intend to use the loan proceeds for general working capital purposes.

The note has an original issuance discount of 8% of the principal and bears interest at 10% a year. The note is due on December 27, 2023. Our failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or note, the note will bear interest at 18% and all outstanding principal and interest will be immediately due and payable and shall be multiplied by 150%, AJB may immediately accelerate the note due date, AJB may convert the amount outstanding under the note into shares of our common stock at a conversion price equal to the average of the 3 lowest VWAP prices of our stock prior to conversion, and AJB will be entitled to its costs of collection, among other penalties and remedies.

We provided customary representations and covenants to AJB in the SPA. Our breach of any representation or failure to comply with the covenants would constitute an event of default. Also pursuant to the SPA, we paid AJB a commitment fee of 328,571 unregistered shares of our common stock (the “commitment fee shares”). If, after December 27, 2023, AJB has been unable to sell the commitment fee shares for $115,000, then AJB may require us to issue additional shares or pay cash in the amount of the shortfall; provided however that upon an uplisting of our common stock to a national exchange, this provision will lapse.

The information set forth above is qualified in its entirety by reference to the actual terms of the note and the SPA, which have been filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 9-K, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note of Vicapsys Life Sciences, Inc. in the principal amount of $330,000 issued to AJB Capital Investments LLC dated June 27, 2023.

10.1	Securities Purchase Agreement dated as of June 27, 2023 between Vicapsys Life Sciences, Inc. and AJB Capital Investments LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	VICAPSYS LIFE SCIENCES, INC.

/s/ Federico Pier
Federico Pier
Chief Executive Officer

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